UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 9, 2009, Mr. Donald B Karner. resigned as a  director of the registrant.

There were no disagreements with Mr. Karner on any matter relating to the registrant’s operations, policies or practices.  A copy of Mr Karner’s resignation letter is attached as an exhibit.

On February 10, 2009 Mr Barry S Baer was elected by the registrant’s Board of Directors to fill the vacancy created by the departure of Mr Karner.

Mr Baer has been serving as Chief Financial Officer of Ecotality, Inc., a leader in clean electric transportation and storage technology since November, 2006. Colonel Baer is a retired U.S. Army Colonel and a CPA. Colonel Baer’s military service from 1965 to 1992 includes commanding an Armored Cavalry troop in Vietnam, Director of Accounting Systems for the US Army, Commander of the 18th Finance Group during Operation Desert Storm in the First Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command. His professional career includes serving as Director of Public Works for the City of Indianapolis from 1992 to 1993 and as Vice President and Chief Operating Officer from 1993 to 2000 for Pharmaceutical Corporation of America. Subsequently from 2000 to 2001, Colonel Baer served as the Executive Vice President and Chief Financial Officer for Apex Industries, a sheet metal product fabrication and installation firm. From 2002 to 2003, he served as Executive Vice President and Chief Financial Officer for Obsidian Enterprises, Inc., a publicly-traded holding company. Since 2003, Colonel Baer has served as a Consultant and Chief Financial Officer  and a member of the board of directors for Max Katz Bag Company, a privately-held plastics manufacturer.  Mr Baer recently completed 4 years of service as a member of the State of Indiana Unemployment Insurance Trust Fund Board of Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

3	Resignation Letter of member of Board of Directors

Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	February 11, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary	February 11, 2009
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	February 11, 2009
Barry S. Baer